SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐    Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Accredo Health, Incorporated

(Name of Registrant as Specified In Its Charter)

Medco Health Solutions, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

The Medco-Accredo Merger

July 27, 2005

Understanding your stock-based compensation plans

The sections of this document with the headings “If you hold Accredo common stock through the Employee Stock Purchase Plan” and “If you hold outstanding Accredo stock options” constitute part of a prospectus covering securities that have been registered by Accredo under the Securities Act of 1933.

Medco Health Solutions, Inc. (Medco) expects to complete its planned merger of Accredo Health, Incorporated (Accredo) with a Medco subsidiary in August of 2005. At that time, Accredo shareholders—including a great many of you—will become owners of Medco Health Solutions, Inc., stock (NYSE MHS).

This brochure describes how the merger will affect any existing shares of Accredo common stock you may own through the Employee Stock Purchase Plan. It also summarizes what will happen to any Accredo stock options you may hold. Finally, this brochure contains important information about blackout periods and restrictions on trading, including information about Medco’s policies on insider trading.

Please read this material carefully. We have tried to make this brochure both comprehensive and as easy to understand as possible. Of course, you may still have further questions. If so, please contact the appropriate resources listed in the back.

Understanding your stock-based compensation plans

What’s inside

2 | The Medco-Accredo Merger

Definitions of important terms

Average Closing Price: Average of the per share closing prices of Medco common stock as reported on the NYSE for the ten (10) trading days ending on the second-to-last trading day prior to the effective time of the merger.

Blackout period: A period during which you will be restricted from performing certain transactions in the Employee Stock Purchase Plan and with your stock options.

Closing date: The date on which the merger transaction closes. If the merger is approved, the closing date is expected to be the first business day after the special meeting of Accredo shareholders.

Effective time: The date on which the merger becomes effective.

Exercise: The process by which an option holder invokes his/her rights under an option, namely, to purchase the covered shares in accordance with the option’s terms.

NYSE: New York Stock Exchange.

Option: The right, but not the obligation, to buy or sell a specific amount of a given stock at a specified price during a specified period of time.

Record date: Date on which an individual must own shares in order to be eligible to receive notice and have a right to vote at the special meeting of Accredo shareholders.

Stock symbols:	ACDO: Accredo Health, Incorporated
MHS: Medco Health Solutions, Inc.

Vesting: In connection with a stock option grant, the date(s) as of which the option holder can begin to exercise or purchase some or all of the covered shares.

Understanding your stock-based compensation plans | 3

Overview for Accredo shareholders

Medco and Accredo intend to consummate the merger of Accredo with a subsidiary of Medco in August of 2005. If you hold Accredo common stock as of the record date (June 30, 2005), you will be entitled to receive notice of and vote on the merger at a special meeting of Accredo shareholders. Shareholders of record on June 30, 2005, will receive by mail notice of a special meeting, and a proxy statement and solicitation from Accredo, which will include a prospectus of Medco that contains important information about the merger, Accredo, and Medco.

If Accredo shareholders approve the merger, you will be entitled to receive an amount of Medco shares and $22 in cash in exchange for each Accredo share you hold immediately prior to the effective time of the merger. The number of shares of Medco common stock that will be issued per share of Accredo common stock (referred to as the conversion number) will depend on the Average Closing Price of Medco common stock at the time of the merger.

The following table illustrates how the conversion number is determined according to the merger agreement:

If the Average Closing Price of Medco common stock is:		The number of shares of Medco common stock that will be issued per share of Accredo common stock is:
Greater than	$50.91	$25.00/Average Closing Price
Equal to or greater than	$38.69
but equal to or less than	$50.91	0.49107
Equal to or greater than	$34.00
but less than	$38.69	$19.00/Average Closing Price
Less than	$34.00	0.55882

For example, if Medco’s Average Closing Price is $50, each Accredo share will be exchanged for $22 and 0.49107 shares of Medco common stock.

4 | The Medco-Accredo Merger

The conversion number cannot be determined until just before the merger. We will communicate the conversion number to you by e-mail when it is available.

All shares of Accredo common stock that you own will be treated the same, whether you acquired them through the ESPP, through the exercise of options, or whether you bought the Accredo shares on the open market. The merger also will affect any Accredo stock options you may have been granted.

There will be brief “blackout periods” on or around the merger date that will restrict your ability to perform certain transactions in the ESPP and with your stock options. This downtime is necessary to enable plan administrators to complete certain merger-related administrative requirements. Once these blackout periods end, all individual accounts and records will reflect the merger. All normally permitted activities and transactions will resume at that time. These temporary blackout periods are in addition to the regularly scheduled quarterly blackout periods that apply to insiders. Medco’s quarterly blackout periods are described at the end of this brochure.

Bear in mind that the effective dates of many of the programs discussed in this brochure depend on the effective time of the merger. This date is currently expected to be on or about August 18, 2005.

Understanding your stock-based compensation plans | 5

If you hold Accredo common stock through the Employee Stock Purchase Plan

This section provides information about Accredo’s Employee Stock Purchase Plan and the impact of the merger on the shares you may have purchased through that plan. For additional information, please call Smith Barney at [xxxxx]. You can also call the Accredo Employee Help-Line any time at [xxxxx]. Smith Barney’s website, located at www.benefitaccess.com, is also an excellent source of information.

Overview of ESPP shares. Any shares of Accredo common stock you hold in the ESPP will be treated in the same way as shares held by any other Accredo shareholder. This means that you will be entitled to receive shares of Medco common stock and cash at the effective time of the merger in exchange for your Accredo shares. Full shares of Medco common stock and any cash that you receive through the merger will be updated to your ESPP account. Fractional shares will be cashed out based on the Average Closing Price of Medco common stock.

Other important changes in the ESPP to consider:

•	Plan for the ESPP for Accredo common stock. The last shares remaining in the ESPP were purchased in the offering that ended on June 30, 2005, and the ESPP terminated on that date. You may hold or sell all shares of Medco common stock that you receive as a result of the merger. All current and pending participation elections became void after the June 30, 2005, purchase.

Highlights: The merger’s impact on the ESPP

•	The ESPP for Accredo common stock terminated at the end of June 2005 because the ESPP ran out of shares.

•	Medco intends to establish a new ESPP for the purchase of Medco common stock by Accredo employees.

•	Plan for the ESPP for Medco common stock. Medco intends to implement a similar employee stock purchase program for the purchase of Medco common stock by Accredo employees. There will, though, be some differences, the most significant of which is that the new program will not be qualified under Section 423 of the Internal Revenue Code. As a result, the difference between the fair market value of Medco common stock on the purchase date and the price you pay will be taxed as ordinary income at the time of the purchase. More detailed plan and enrollment information will be distributed after the merger has closed. To participate in the new plan, you will be required to enroll even if you participated in the Accredo ESPP. The initial offering period will likely begin about one month after the effective time of the merger and end on December 31, 2005.

6 | Medco-Accredo Merger

Blackout period on ESPP transactions.

A temporary blackout period will limit certain ESPP activities and transactions so that the share exchange can be recorded properly.

•	The blackout period will begin as of the NYSE close at 4:00 p.m. eastern time on August 10, 2005, and will continue through the NYSE open at 9:30 a.m. eastern time on August 24, 2005.

•	Until the blackout period begins:

•	Sales of ESPP shares will be processed provided you are not restricted under Accredo’s insider trading policy.

•	Shares still held as of the effective time of the merger will be canceled in exchange for the merger consideration of Medco common stock and cash.

•	During the blackout period:

•	The Smith Barney Voice Response System and Benefit Access website will be suspended, and no ESPP shares can be sold by Smith Barney during this time.

•	Smith Barney Customer Service Representatives will be available to answer your questions by phone at [xxxxx], weekdays, 8:00 a.m. to 6:00 p.m. eastern time.

•	Smith Barney has been instructed to automatically cancel all unexecuted limit orders.

•	You may request new limit orders for Medco common stock once the blackout period ends.

•	After the blackout period:

•	Smith Barney Customer Service Representatives will be available to answer your questions by phone at [xxxxx], weekdays, 8:00 a.m. to 6:00 p.m. eastern time for a period of time after the merger. Once the plan for Medco common stock begins, the contact number will change and you will be able to contact Smith Barney through a dedicated Smith Barney line. More detailed information will be included with the enrollment materials for the plan for Medco common stock.

•	Smith Barney will provide you with a statement reflecting your ESPP account holdings before and after the merger. This is important information and you should retain a copy for your personal files. You should also give a copy of the statement to your personal tax advisor.

Understanding your stock-based compensation plans | 7

Certain federal income tax information for ESPP participants.

As discussed above, the ESPP shares will, like shares held by any other Accredo shareholder, convert in the merger into cash and Medco common stock. Assuming that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code as intended by Medco and Accredo, your disposition of the ESPP shares should be treated in a bifurcated manner: To the extent the merger consideration consists of shares of Medco common stock, such shares should be treated as a continuation of the ESPP shares, and not be treated as a “disposition.” Thus, to the extent of the stock for stock exchange, you should not have to recognize any immediate gain or loss. To the extent the merger consideration consists of cash, there should be a disposition of the ESPP shares. Whether the holding periods with respect to the ESPP shares exchanged for the cash were met should determine whether the disposition was a “qualifying” or a “disqualifying” disposition. The determinations regarding the amount and character of income are complex, and the law governing the taxation of the exchange of the ESPP shares for the merger consideration is not entirely clear. You should consult your own tax advisor as to the applicability of the tax rules to you. See your original plan materials for more information on the tax treatment of “qualifying” and “disqualifying” dispositions.

The previous discussion is for general information only. You are strongly urged to consult your own tax advisor as to your specific tax consequences in light of your particular circumstances, including if you acquired your shares of Accredo stock at different times, if you also own shares of Accredo stock that are not ESPP shares, and if you receive cash pursuant to your exercise of appraisal rights. The above discussion addresses only federal income tax consequences. You should consult your own tax advisor as to any tax consequences under state, local, or foreign law.

Additional information. Copies of plan documents and other important plan information can be obtained on Accredo’s intranet.

8 | Medco-Accredo Merger

If you hold outstanding Accredo stock options

This section provides information about Accredo stock options and the impact of the merger.* For additional information, please call Smith Barney at [xxxxx] before the merger or [xxxxx] after the merger. You can also call the Accredo Employee Help-Line any time at [xxxxx]. Smith Barney’s website, located at www.benefitaccess.com, is also an excellent source of information.

Highlights: The merger’s impact on Accredo stock options

•	All outstanding Accredo stock options will convert from options to purchase Accredo common stock to options to purchase Medco common stock and, if held by active employees, will be fully vested at the effective time of the merger.

•	The number of shares and the exercise price will be adjusted to reflect the value of the Medco common stock and cash paid to Accredo shareholders in the merger. All other terms of the options will remain the same, including expiration dates and post-termination exercise periods.

•	Smith Barney will continue to be our service provider for all stock option grants.

•	Conversion of Accredo stock options. As of the effective time of the merger, all outstanding Accredo stock options will convert from options to purchase Accredo common stock to options to purchase Medco common stock.

•	Both the number of options and the option price will be converted based on a conversion factor calculated according to a formula specified in the merger agreement, as shown in the chart on the next page.

•	The conversion factors and all related calculations are intended to maintain as closely as possible the financial position of option holders immediately before and after the merger.

•	All other terms of the options, including expiration dates and post-termination exercise periods, will remain the same.

*	Option holders who resigned, retired, were separated, or were terminated from Accredo before the merger will receive Medco stock options in exchange for their outstanding Accredo options, if any. However, their vesting periods will not be accelerated and the merger will have no impact on the expiration date of their options.

Understanding your stock-based compensation plans | 9

Formula for converting Accredo stock options to Medco stock options

Conversion Number†	equals (example only)	0.49107†

Adjusted Conversion Number	equals	Conversion Number plus ($22.00 divided by Average Closing Price)

Calculating the number of converted Medco stock options (shares)		Number of Accredo stock options (shares) multiplied by Adjusted Conversion Number

Calculating the price of converted Medco stock options		Accredo stock option exercise price divided by Adjusted Conversion Number

The following example illustrates how a conversion of Accredo stock options to Medco stock options might occur once the merger is completed. It is included for demonstration purposes only. It does not reflect or predict the actual value of Medco or Accredo common stock on the day of closing, nor does it predict the actual conversion number that will be used in the transaction. An Accredo employee has received two option grants during the employee’s time with the company:

Existing Accredo options:

No. option shares in grant	Exercise (strike) price per share	Grant value (# shares x exercise price)
Grant One = 500 shares	$23.59	$11,795
Grant Two = 1,000 shares	$26.55	$26,550
Total = 1,500 shares		Total grant value = $38,345

†	The conversion number adjusts based on the Average Closing Price. For more details, see “Overview for Accredo shareholders” on page 3.

10 | Medco-Accredo Merger

Step One

Conversion Number:

The first step in converting the employee’s Accredo option shares into Medco option shares of equivalent value is to determine the “conversion number.” This number is calculated under a formula specified in the merger agreement. For the purposes of this example, we will assume that Medco has an Average Closing Price of $50 and, therefore, that the conversion number is 0.49107.

Step Two

Adjusted Conversion Number:

The conversion number must be adjusted to reflect $22 in cash that will be paid to Accredo shareholders. To account for this, we must divide $22 by the Average Closing Price. At our assumed Average Closing Price of $50, that amount is 0.44. We add that result to 0.49107, the assumed conversion number. Doing so results in an adjusted conversion number of 0.93107 (0.44 + 0.49107).

Step Three

Number of Medco Stock Options:

To calculate the number of Medco options the employee will receive in exchange for his or her Accredo options, we multiply the number of options in each grant by the adjusted conversion number.

Number of Accredo option shares	Adjusted conversion number	Resulting number of Medco option shares
500	x 0.93107	= 465
1,000	x 0.93107	= 931

Step Four

Exercise Price of Medco

Stock Options:

To calculate the exercise price per share of the Medco options, we divide the exercise price of the Accredo options in each of the employee’s grants by the adjusted conversion number.

Per share exercise price of Accredo option	Adjusted conversion number	Resulting per share exercise price of Medco option
$23.59	÷ 0.93107	= $25.34
$26.55	÷ 0.93107	= $28.52

Understanding your stock-based compensation plans | 11

Option conversion (subject to rounding convention* as per merger agreement):

No. of Medco option shares (No. in each grant x 0.93107)	Exercise (strike) price (Exercise price of Accredo option / 0.93107)	Grant value (# shares x exercise price)
Grant One = 465 options	$25.34	$11,783.10
Grant Two = 931 options	$28.52	$26,552.12
Total = 1,396 options		Total = $38,335.22

Preserving option value. It is important to recognize that this conversion preserves not only the overall grant value of the employee’s Accredo stock options, but their approximate “in the money” value as well. The following uses the employee’s first option grant (above) as an example, and assumes that shares of Accredo common stock close at $46.56 on the day before the merger’s close.

1. Closing price of Accredo common stock:	$46.56
2. Subtract Grant One strike price:	-$23.59

3. “In the money” value per share:	$22.97
4. Multiply by 500 Accredo shares:	$11,485 total “in the money” value

Here is the same calculation on the day after the merger’s close, when Accredo options have been converted to Medco options (assuming that the closing price of Medco’s common stock on the day following the close is $50, the same as the Average Closing Price):

1. Closing price of Medco common stock:	$50.00
2. Subtract Grant One strike price:	-$25.34
3. “In the money” value per share:	$24.66

4. Multiply by 465 Medco shares:	$11,466 total “in the money” value

Please note that the difference between the two values in this example is the result of the rounding convention specified in the merger agreement for the conversion process. There likely will always be a nominal difference between the two values due to rounding. Moreover, we cannot assure you that the market price of Medco’s common stock following the merger will be the same as or higher than the Average Closing Price (which will affect how far “into the money” the options may be following the effective time of the merger).

*	Rounding convention, per merger agreement: Shares are rounded down to the nearest whole share; exercise (strike) price is rounded up to the nearest whole cent.

12 | Medco-Accredo Merger

Accelerated vesting and Incentive Stock Options (ISOs). Current IRS rules limit the amount of ISOs that can vest in any calendar year to $100,000 based on their grant date value. The limit is calculated by multiplying the number of shares vesting by the option exercise price. Each outstanding Accredo option contains a provision that would cause ISOs vesting in excess of the $100,000 rule to automatically be treated as non-qualified stock options.

•	Any ISOs vesting in excess of the $100,000 limit will be converted into non-qualified stock options starting with the most recent grant.

•	Your Smith Barney statement will indicate whether your ISOs have been converted to non-qualified stock options.

•	Most employees will not be affected by the $100,000 limit.

Highlights: ISO or non-qualified stock options—Some things to consider

•	ISOs receive special tax treatment if you meet certain requirements, including that you must hold ISOs and/or the underlying stock for minimum time periods.

•	Non-qualified stock options do not receive the same tax treatment.

•	The difference between the fair market value of stock on the exercise date and the option exercise price is taxed as ordinary income.

•	This amount is subject to withholding both for income and employment (FICA) taxes.

•	Smith Barney: The service provider for Medco stock options. Smith Barney is the stock option service provider for the Medco Stock Incentive Plan and will continue to administer the converted options issued under Accredo plans.

•	Smith Barney will administer all stock options issued as, or converted to, Medco stock options.

•	You will not need to take any action; your account will transfer automatically and your login information will remain the same.

•	Smith Barney will provide Medco stock option holders with:

•	Full access to Smith Barney’s Internet services (www.benefitaccess.com) and telephone services ([xxxxx]) for all approved Medco stock option transactions. Customer Service Representatives will be available Monday through Friday, 8:00 a.m. to 6:00 p.m. eastern time after the merger to answer questions by phone.

•	A personalized “start-up” account statement that provides the number of shares and the price of all outstanding Medco stock option grants. The statement will be provided shortly after the merger and it will include details on the conversion calculation.

Understanding your stock-based compensation plans | 13

•	Blackout period on stock option transactions. To allow stock option price and share adjustments to be recorded properly, certain stock option activities and transactions will be limited during a blackout period that will take effect in the days that surround the merger’s close.

•	This blackout period will begin as of the NYSE close at 4:00 p.m. eastern time on August 10, 2005, and will continue through the NYSE open at 9:30 a.m. eastern time on August 24, 2005.

•	Until the blackout period begins:

•	Stock option exercises will be processed provided you are not restricted under Accredo’s insider trading policy.

•	Shares resulting from sell to cover or cash purchase option exercises that are still held as of the effective time of the merger will be canceled in exchange for the merger consideration of Medco common stock and cash.

•	During the blackout period:

•	The Smith Barney Voice Response System and Benefit Access website will be suspended. Smith Barney will not process option exercises during this time.

•	Smith Barney Customer Service Representatives will be available to answer your questions by phone at [xxxxx], weekdays, 8:00 a.m. to 6:00 p.m. eastern time.

•	Smith Barney has been instructed to cancel all unexecuted limit orders. You may request new limit orders for Medco stock options after the blackout period ends.

•	After the blackout period:

•	Smith Barney Customer Service Representatives will be available to answer your questions by phone at [xxxxx], weekdays, 8:00 a.m. to 6:00 p.m. eastern time.

•	Stock option exercises will once again be permitted, provided you are not restricted under Medco’s insider trading policies and procedures.

Additional information. Copies of plan documents and other important plan information can be obtained on Accredo’s intranet.

14 | Medco-Accredo Merger

Medco’s Insider Trading Policies and Procedures

Medco, like Accredo, has a general policy that prohibits trading on the basis of inside information. Medco’s policy will apply to Accredo employees after the effective time of the merger.

General policy: Federal insider trading laws prohibit “insiders” from buying or selling a company’s securities while they possess material, nonpublic, or “inside” information about the company. As a matter of law, all company employees and directors are considered to be insiders of the company. Accordingly, all employees of Medco and its subsidiaries (including Accredo after the merger), regardless of their level within the company or the duties they perform, are prohibited from buying or selling Medco securities while in possession of material inside information about Medco. This policy also applies to family members of employees and anyone who shares their household. Employees are also prohibited from disclosing such information to persons who do not have a need to know the information, e.g., relatives or business associates in other companies.

Inside information also includes material, nonpublic information about another company that an employee may learn while acting on behalf of his or her employer in a transaction with such other company.

Highlights: Medco’s Insider Trading Policy and Procedures

•	Only certain Accredo employees will be subject to Medco’s quarterly blackout periods. For most employees currently subject to Accredo’s blackout policy, the blackout periods will be shorter.

•	Accredo’s prohibited company security list will remain in place for all Accredo employees.

Any employee of Medco or a subsidiary who, while acting on behalf of Medco or any of its subsidiaries in a transaction with another company, obtains inside information concerning such other company, must refrain from trading in the securities of that company until the information has been made public.

Quarterly blackout procedures:

Medco has established certain trading procedures, including blackout periods, for certain employees with regular access to material, nonpublic information about Medco. Trading is not permitted during the quarterly blackout periods.

Two groups of employees are subject to blackout periods (Group A and Group B). The blackout period for Group A employees begins on the first day of the applicable month; the blackout period for Group B employees begins on the last Saturday of the

Understanding your stock-based compensation plans | 15

applicable month (March, June, September, and December). Both end on the third full day of trading after the earnings release for that quarter or year. Group A employees are also subject to certain pre-clearance procedures.

For purposes of the quarterly blackout periods, only the following Accredo employees will be subject to Medco’s quarterly blackout periods:

Group A	Group B
• Accredo CEO • Accredo CFO • Accredo general counsel • Accredo group presidents • Accredo senior vice presidents • Executive assistant to Accredo CEO

•      Accredo controller and Accredo group COOs, CIO

•      Direct reports to Accredo CFO

•      Accredo vice presidents

•      All Accredo legal department employees who are not in Group A

•      Executive assistants to Group A members (other than Accredo CEO)

After the merger, you may purchase or sell Medco securities provided you are not in possession of material, nonpublic information and are not subject to a blackout.

This chart provides an overview of the blackout dates for 2005.

Group A	Group B
March 1 to April 28	March 26 to April 28

June 1 to July 28	June 25 to July 28

September 1 to late October	September 24 to late October

December 1 to mid-February 2006	December 31 to mid-February 2006

Accredo prohibited company security list

Accredo currently restricts all employees from trading in the securities of the manufacturers with which it does business. That policy will remain in effect after the merger for all Accredo employees.

16 | Medco-Accredo Merger

This document contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the proposed transaction and expected benefits from the transaction. These statements are based on the current expectations of management of each company. There are a number of risks and uncertainties that could cause actual results to differ materially. For example, the companies may be unable to obtain stockholder or regulatory approvals required for the transaction; problems may arise in successfully integrating the businesses of the two companies; the transaction may involve unexpected costs; the combined company may be unable to achieve cost-cutting synergies; the businesses may suffer as a result of uncertainty surrounding the transaction; and the industry may be subject to future regulatory or legislative actions. Other unknown or unpredictable factors also could have material adverse effects on future results, performance, or achievements of the two companies.

In connection with the proposed transaction, on July 8, 2005, Medco Health Solutions, Inc. (“Medco”) filed a registration statement (File no.: 333-123571), including a definitive proxy statement of Accredo Health, Incorporated (“Accredo”), with the Securities and Exchange Commission (the “SEC”). Accredo shareholders are urged to read the registration statement, including the definitive proxy statement, and other materials because they contain important information. Investors may obtain free copies of the registration statement and proxy statement, as well as other filings containing information about Medco and Accredo, without charge, at the SEC’s Internet site (http://www.sec.gov). Accredo’s filings may be accessed and downloaded for free by clicking on Investor Relations at the Accredo website (www.accredohealth.com) and Accredo’s filings and the registration statement filed by Medco may be obtained by directing a request to Accredo Health, Incorporated, Investor Relations, 1640 Century Center Parkway, Suite 101, Memphis, TN 38134.

Medco, Accredo, and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Accredo shareholders in respect of the proposed transaction. Information regarding Medco’s directors and executive officers is available in Medco’s proxy statement for its 2005 annual meeting of stockholders, filed April 14, 2005, and information regarding Accredo’s directors and executive officers is available in Accredo’s proxy statement for its 2004 annual meeting of stockholders, filed October 15, 2004. Additional information regarding the interests of such potential participants is included in the registration and proxy statement referenced above and the other relevant documents filed with the SEC.

For more information

If you have questions about any of the information included in this communication, please contact the appropriate resources listed below.

For questions about . . .	Contact . . .

ESPP for Accredo common stock	Smith Barney* • Online: www.benefitaccess.com • By phone: [xxxxx]

ESPP for Medco common stock	Smith Barney* • Online: www.benefitaccess.com

Accredo stock options (pre-closing)	Smith Barney • Online: www.benefitaccess.com • By phone: [xxxxx]

Medco stock options (post-closing)	Smith Barney* • Online: www.benefitaccess.com • By phone: [xxxxxx]

Other Accredo benefits	• Accredo Employee Help-Line: [xxxxx]

Accredo shares	Accredo Shareholder Services and Investor Relations • By phone: Kerry Finney, [xxxxx]

This brochure describes Medco’s and Accredo’s current intentions as they relate to the planned merger. Changes may be required if the merger does not occur as planned, or if other circumstances dictate. Medco and Accredo retain the right to amend or terminate any of their plans from time to time and nothing in this communication affects that right.

*	There will be no access to information about Medco common stock through Smith Barney until after the merger and the end of the applicable blackout period.

Medco is a registered trademark of Medco Health Solutions, Inc. © 2005 Medco Health Solutions, Inc. All rights reserved. BR912535